JACKSON MARKET LINK PRO® ADVISORY 4 (06/26)

APPLICATION FOR AN INDIVIDUAL DEFERRED
REGISTERED INDEX-LINKED VARIABLE ANNUITY
(ICC25 RILA315/ICC25 RILA317)

Jackson National Life Insurance Company®
("Jackson®", "the Company")

First Class Mail: P.O. Box 30314
Lansing, MI 48909-7814

Overnight Mail: 1 Corporate Way
Lansing, MI 48951

JACKSON®
National Life Insurance Company

Home Office: Lansing, Michigan
www.jackson.com

Customer Care: 800-873-5654
Fax: 800-943-6761
Email: customercare@jackson.com

Linking/BIN/Brokerage Acct. Number (if applicable)

Jackson pre-assigned Contract Number (if applicable)

• **PLEASE PRINT CLEARLY**

Primary Owner

Type of Ownership:

☐ Individual/Joint ☐ Custodian ☐ Trust ☐ Corporation/Pension Plan ☐ Government Entity

Social Security Number | or Tax ID Number | Phone Number (include area code)

U.S. Citizen ☐ Yes ☐ No

Resident Alien ☐ Yes ☐ No

Country of Residence

Sex ☐ Male ☐ Female

Date of Birth (mm/dd/yyyy)

Email Address

First Name | Middle Name | Last Name

Legal Entity Name (if applicable)

Residential Address Line 1 (no P.O. Boxes)

Residential Address Line 2

Residential Address City | State | ZIP

Mailing Address Line 1

Mailing Address Line 2

Mailing Address City | State | ZIP

ICC25 R310 Page 1 of 13 **R3185 06/26**

Joint Owner

- In the case of Joint Owners, all correspondence and required documentation will be sent to the address of the Primary Owner.

Social Security Number | Date of Birth (mm/dd/yyyy) | Email Address (print clearly)

U.S. Citizen ☐ Yes ☐ No
Resident Alien ☐ Yes ☐ No
Country of Residence
Sex ☐ Male ☐ Female

First Name | Middle Name | Last Name

Relationship to Owner | Phone Number (include area code)

Residential Address Line 1 (no P.O. Boxes) | Residential Address Line 2

Residential Address City | State | ZIP

Primary Annuitant

- Complete this section if different than Primary Owner. If Primary Annuitant section is left blank, the Annuitant will default to the Primary Owner.

Social Security Number | Date of Birth (mm/dd/yyyy) | Phone Number (include area code)

U.S. Citizen ☐ Yes ☐ No
Resident Alien ☐ Yes ☐ No
Country of Residence
Sex ☐ Male ☐ Female

First Name | Middle Name | Last Name

Residential Address Line 1 (no P.O. Boxes) | Residential Address Line 2

Residential Address City | State | ZIP

Joint/Contingent Annuitant

- Complete this section if different than Joint Owner. If Joint Annuitant section is left blank, the Joint Annuitant will default to the Joint Owner.
- Contingent Annuitant **must** be Annuitant's spouse. Applicable only on a Qualified Custodial Account Contract when electing +Income with Joint Option.

Social Security Number
☐ Joint Annuitant Not Applicable
☐ Contingent Annuitant
Date of Birth (mm/dd/yyyy)

U.S. Citizen ☐ Yes ☐ No
Resident Alien ☐ Yes ☐ No
Country of Residence
Sex ☐ Male ☐ Female

First Name | Middle Name | Last Name

Relationship to Primary Annuitant | Phone Number (include area code)

Residential Address Line 1 (no P.O. Boxes) | Residential Address Line 2

Residential Address City | State | ZIP

ICC25 R310 Page 2 of 13 **R3185 06/26**

Beneficiary(ies)

! It is required for Good Order that the Percentage of Death Benefit be **whole numbers** and **must** total 100% for each beneficiary type. If Percentage of Death Benefit is left blank, all beneficiaries will receive equal shares.

- Please use the Beneficiary Designation Supplement form (X3041) for additional beneficiaries.

☐ Primary | Sex ☐ Male ☐ Female | Percentage of Death Benefit ____ %

Social Security/Tax ID Number | Date of Birth (mm/dd/yyyy) | Relationship to Owner

First Name | Middle Name | Last Name

Legal Entity Name (if applicable) | Phone Number (include area code)

Residential Address Line 1 (no P.O. Boxes) | Residential Address Line 2

Residential Address City | State | ZIP

☐ Primary ☐ Contingent | Sex ☐ Male ☐ Female | Percentage of Death Benefit ____ %

Social Security/Tax ID Number | Date of Birth (mm/dd/yyyy) | Relationship to Owner

First Name | Middle Name | Last Name

Legal Entity Name (if applicable) | Phone Number (include area code)

Residential Address Line 1 (no P.O. Boxes) | Residential Address Line 2

Residential Address City | State | ZIP

☐ Primary ☐ Contingent | Sex ☐ Male ☐ Female | Percentage of Death Benefit ____ %

Social Security/Tax ID Number | Date of Birth (mm/dd/yyyy) | Relationship to Owner

First Name | Middle Name | Last Name

Legal Entity Name (if applicable) | Phone Number (include area code)

Residential Address Line 1 (no P.O. Boxes) | Residential Address Line 2

Residential Address City | State | ZIP

ICC25 R310 Page 3 of 13 **R3185 06/26**

Tax Qualification

The Registered Index-Linked Annuity Automatic Withdrawal Request form (R4370) will be required for Required Minimum Distributions (RMDs) or if a Stretch or Deferral qualification is elected.

☐ Non-Tax Qualified ☐ Individual Retirement Annuity (IRA) - Traditional ☐ Roth IRA

☐ Simplified Employee Pension (SEP) ☐ 403(b) Tax Sheltered Annuity (TSA)

☐ Roth Conversion ☐ Other: ____________________

☐ Stretch IRA ☐ Stretch Roth IRA ☐ Non-Qualified Stretch

☐ 10-Year Qualified Deferral ☐ 10-Year Roth Deferral

For Stretch or Deferral, please provide the deceased's information:

Complete for original deceased contract Owner:

First Name	Middle Name	Last Name

Relationship to Current Owner/Applicant	Date of Birth (mm/dd/yyyy)	Date of Death (mm/dd/yyyy)

Complete for original deceased contract beneficiary:

First Name	Middle Name	Last Name

Relationship to Current Owner/Applicant	Date of Birth (mm/dd/yyyy)	Date of Death (mm/dd/yyyy)

Statement Regarding Existing Policies or Annuity Contracts

It is required for Good Order that this entire section be completed.

I (We) (Owner(s)/Applicant(s)) certify that with regard to Jackson or any other company: (Must select one)

☐ I (We) **do not have** existing life insurance policies or annuity contracts.

☐ I (We) **do have** existing life insurance policies or annuity contracts.

Notice to Financial Professional: If the Applicant does have existing life insurance policies or annuity contracts, you must present and read to the Applicant the Replacement of Life Insurance or Annuities form (X0512 - state variations apply) and return the notice, signed by both the Financial Professional and Applicant, with the Application.

Are you replacing or changing an existing life insurance policy or annuity contract? ☐ **Yes** ☐ **No**

Annuitization/Income Date

Specify Income Date (mm/dd/yyyy) ____________________

If an Annuitization/Income Date is not specified, Jackson will default to the Latest Income Date as shown in the Contract.

ICC25 R310 Page 4 of 13 **R3185 06/26**

Premium Payment

! External Transfers: The Request for Transfer or Exchange of Assets form (X3783) must be submitted if Jackson is to request the release of funds.

- For more than two account transfers, please provide account information on the Letter of Instruction form (X4250) and submit with application.

Select payment method. Must select at least one:

☐ **Jackson to request funds** ☐ **Financial Professional or Owner to request funds**

☐ **Payment included** ☐ **In-house funding - Select one:**

☐ **Internal Transfer** ☐ **Death Claim Proceeds**

Anticipated total amount from:

Check(s) $ ______ External Transfer(s) $ ______

Internal Transfer(s)/Death Claim Proceeds $ ______ ACH/Wire(s) $ ______

Please provide the following information if applicable:

Company Releasing Funds	Account Number	Maturity Date	Transfer Type	Anticipated Transfer Amount
			☐ Full ☐ Partial	$
			☐ Full ☐ Partial	$

Non-Qualified Contracts: ☐ IRC 1035 Exchange ☐ Non-1035 Exchange

All Other Contracts: ☐ Direct Transfer ☐ Direct Rollover ☐ Non-Direct Rollover

For IRA - Traditional or Roth IRA Tax Qualifications, please indicate tax contribution year(s) and amount(s). If the year(s) is (are) not indicated, Jackson will default to the current tax year.

Year: ______ $ ______ Year: ______ $ ______

Telephone/Electronic Transaction Authorization

- **If no election is made, Jackson will default to "No."**

By checking "Yes," I (We) authorize Jackson to accept instructions to initiate a Performance Lock or transfer Contract values between Contract Options via telephone, internet, or other electronic medium from me, or in the case of Joint Owners, from any Joint Owner, or from my (our) Financial Professional, subject to Jackson's administrative procedures.

Do you consent to Telephone/Electronic Transaction Authorization? ☐ **Yes** ☐ **No**

Jackson has administrative procedures that are designed to provide reasonable assurances that telephone/electronic transaction authorizations are genuine. If Jackson fails to employ such procedures, it may be held liable for losses resulting from a failure to use such procedures. I (We) release Jackson, its affiliates, subsidiaries, and agents from all damages related in any way to its acting upon any unauthorized telephone/electronic instruction where Jackson's administrative procedures were properly followed. I (We) understand and agree that Jackson reserves the right to terminate or modify these telephone/electronic privileges at any time, without cause and without notice to me (us) (Owner(s)/Applicant(s)).

ICC25 R310 Page 5 of 13 **R3185 06/26**

Contract Options PLEASE NOTE: Contract Options are subject to availability.

Tell Jackson how you want your annuity Premium invested. **TOTAL ALLOCATION MUST EQUAL 100% IN WHOLE PERCENTAGES.**

- The Guaranteed Cap with Buffer crediting method has a six year Guarantee Period.
- Certain broker-dealers may limit the Index Account Options and/or Fixed Account under the Contract. Please see Applicant Acknowledgments on pages 10 and 11.

S&P 500® Index				
Buffer	**Crediting Method**	**1-Year %**	**3-Year %**	**6-Year %**
10%	Cap			
	Guaranteed Cap			
	Performance Boost			
	Performance Trigger			
20%	Cap			
100%	Cap			
	Performance Trigger			

Russell 2000® Index				
Buffer	**Crediting Method**	**1-Year %**	**3-Year %**	**6-Year %**
10%	Cap			
	Guaranteed Cap			
	Performance Boost			
	Performance Trigger			
20%	Cap			
100%	Cap			
	Performance Trigger			

Dow Jones Industrial Average® Index				
Buffer	**Crediting Method**	**1-Year %**	**3-Year %**	**6-Year %**
10%	Cap			
	Guaranteed Cap			
	Performance Boost			
	Performance Trigger			
20%	Cap			
100%	Cap			
	Performance Trigger			

CONTRACT OPTIONS CONTINUED ON PAGE 7.

ICC25 R310 Page 6 of 13 **R3185 06/26**

Contract Options PLEASE NOTE: Contract Options are subject to availability. **(continued from page 6)**

! Tell Jackson how you want your annuity Premium invested. **TOTAL ALLOCATION MUST EQUAL 100% IN WHOLE PERCENTAGES.**

- The Guaranteed Cap with Buffer crediting method has a six year Guarantee Period.
- Certain broker-dealers may limit the Index Account Options and/or Fixed Account under the Contract. Please see Applicant Acknowledgments on pages 10 and 11.

MSCI EAFE Index				
Buffer	**Crediting Method**	**1-Year %**	**3-Year %**	**6-Year %**
10%	Cap			
	Guaranteed Cap			
	Performance Boost			
	Performance Trigger			
20%	Cap			
100%	Cap			
	Performance Trigger			

MSCI Emerging Markets Index				
Buffer	**Crediting Method**	**1-Year %**	**3-Year %**	**6-Year %**
10%	Cap			
	Guaranteed Cap			
	Performance Boost			
	Performance Trigger			
20%	Cap			
100%	Cap			
	Performance Trigger			

Nasdaq-100 Index®				
Buffer	**Crediting Method**	**1-Year %**	**3-Year %**	**6-Year %**
10%	Cap			
	Guaranteed Cap			
	Performance Boost			
	Performance Trigger			
20%	Cap			
100%	Cap			
	Performance Trigger			

Fixed Account Option	**1-Year %**
1-year Fixed Account Option	

ICC25 R310 Page 7 of 13 **R3185 06/26**

- **Add-On Benefits: Additional charges will apply. Please see the prospectus for details.**
- Certain broker-dealers may limit the Add-On Benefits available under the Contract. Please see Applicant Acknowledgments on pages 10 and 11.
- GMWB Election Age limitations apply based on the age of the Owner(s) or Covered Lives.

Add-On Benefits **May not be available in all states and once selected cannot be changed.**

Guaranteed Minimum Withdrawal Benefit (GMWB)

May select only **one** For Life GMWB.

☐ **+Income** [1,5]
For Life Guaranteed Minimum Withdrawal Benefit with Annual Step-Up (Ages 50-80)

☐ **+Income with Joint Option** [1,2,3,4,5]
Joint For Life Guaranteed Minimum Withdrawal Benefit with Annual Step-Up (Ages 50-80)

[1] May not be selected on Stretch IRAs, Stretch Roth IRAs, Non-Qualified Stretches, 10-Year Qualified Deferrals or 10-Year Roth Deferrals.
[2] For Non-Qualified contracts, spousal joint ownership required unless legal entity, then spousal joint annuitants required. Please ensure the Joint Owner section on page 2 (including the "Relationship to Owner" box) is properly completed.
[3] For Qualified contracts, excluding custodial accounts, 100% primary spousal Beneficiary designation is required. Please ensure the Primary Beneficiary section on page 3 (including the "Relationship to Owner" box) is properly completed.
[4] For Qualified Custodial Account Contracts, Annuitant's spouse must be designated as Contingent Annuitant.
[5] May not be selected in combination with Rate Enhancement Option.

Rate Enhancement Option

☐ **Rate Enhancement Option** [1]

[1] May not be selected in combination with For Life GMWB.

ICC25 R310 Page 8 of 13 **R3185 06/26**

Page 9 of 13 R3185 06/26ICC25 R310 Electronic Delivery Authorization Do you consent to electronic delivery of documents? Yes No Transaction confirmations Other Contract-related correspondence ALL DOCUMENTS Contract and prospectus Disclosure documents Annual statements If no election is made, Jackson will default to " No." Check the box(es) next to the type of documents you wish to receive electronically. If electronic delivery is authorized but no document type is selected, the selection will default to "All Documents." Please provide one email address and print clearly. If you authorize electronic delivery but do not provide an email address or the address is illegible, electronic delivery will not be initiated. Registration at jackson.com is required for electronic delivery of documents. Authorizing electronic delivery of annual statements will automatically enroll you to receive quarterly summaries. Quarterly summaries are only available via electronic delivery. My email address is: Jackson offers the ability to receive documents via electronic delivery (e-delivery). This disclosure will help you decide whether you would like to consent to e-delivery. If you do not consent to e-delivery, you will continue to receive documents via physical mail. Please read this carefully and in its entirety. If you consent, Jackson will provide documents related to your Contract by e-delivery. Jackson will provide documents via e-delivery if it is consistent with the applicable state and federal law, delivery preferences are updated, and the Contract is still active. You may request your delivery preferences to be changed at any time. For security purposes, your online access is subject to monitoring. If you fail to access your jackson.com account for an extended period of time or if we detect suspicious activity on your account, you may be required to reset your access credentials and/or reidentify yourself. Jackson will notify you if this is required and provide instructions on how to complete that process. Jackson will continue to generate documents electronically into your Filing Cabinet so that they may be accessed once you have reauthenticated. Any document that Jackson sends by e-delivery which complies with applicable law will have the same force and effect as if that document were sent in a paper form. This consent covers all electronic documents and communications for any eligible* Contract(s) through the Company, which may include, but are not limited to, applications, supplements, Contract delivery notices, Contracts, prospectuses, prospectus supplements, confirmation statements, annual or quarterly statements, and any Contract-related correspondence including claims and servicing correspondence. You may continue to receive some paper documents as required by law. This consent applies only to document types available via e-delivery at the time consent is given. Jackson will notify you and provide an additional consent option if additional document types become available via e-delivery. Please note election for electronic tax documents must be completed once you log onto your account on jackson.com. The Company will notify you of the availability of your document(s) by email. Jackson will not charge a fee for this service. Please make sure a current email address is provided and update your profile on jackson.com if your email address changes. After registration, you may access your Filing Cabinet to view your document(s). Documents will be available in your Filing Cabinet as long as you have a jackson.com account. To successfully receive documents via e-delivery, internet access, an active email account, and Adobe Acrobat Reader are required. Also, pop-up blockers must be turned off. Please note some internet browsers may not function well within jackson.com. If a browser error occurs, use a different internet browser. If you do not already have Adobe Acrobat Reader, it can be downloaded for free at www.adobe.com. Paper copies of documents may be requested by calling the Customer Care Center number below for no additional charge. Consent can be revoked by updating your preferences on jackson.com or by calling the Customer Care Center at 866-349-4564. I will notify the Company of any new email address. If you consent to the terms outlined above for electronic transmissions, check the box above. *Eligible refers to Contracts that are currently inforce or that will be inforce and are available for electronic transmission.

Applicant Acknowledgments ICC25 R310 Page 10 of 13 R3185 06/26 Notice to Applicant Applicant Acknowledgments continued on page 11. 1. I (We) hereby represent to the best of my (our) knowledge and belief that each of the statements and answers contained in this application are true, complete and correctly recorded. 2. I (We) certify that the Social Security or Taxpayer Identification number(s) shown above is (are) correct. 3. I (We) certify that the date of birth of the Owner and any Joint Owner, primary spousal Beneficiary, Annuitant, Joint Annuitant, or Contingent Annuitant, if applicable, stated in this application is (are) true and correctly recorded. 4. I (We) hereby represent to the best of my (our) knowledge and belief that I (we) have made an informed decision to purchase this product and, if applicable, have reviewed the differences between this product and my (our) original product. The product fits my (our) investment needs and objectives, liquidity needs, time horizon, risk tolerance and my (our) general financial situation. 5. I understand the restrictions imposed by 403(b)(11) of the Internal Revenue Code, if applicable. I understand the investment alternatives available under my employer's 403(b) plan, to which I may elect to transfer my contract value. 6. I (We) understand that while the values of the Contract may be affected by an external Index, the Contract does not participate in any stock or equity investment, and that the Index Account Option value may increase or decrease with the investment experience and is not guaranteed as to a fixed dollar amount. 7. I (We) understand that the capping component in this Contract may limit the Index Adjustment credited to the Index Account Option value on each Index Account Option Term Anniversary, regardless of the performance of the Indices. 8. I (We) have received the applicable current Buffers, Caps/Rates and any other Index Adjustment Factors associated with this Contract. 9. I (We) have been given a current prospectus for this registered index-linked variable annuity product. 10. I (We) understand that Jackson offers other annuities with similar features, benefits, limitations, minimum Caps/Rates and charges. I (We) have discussed the alternatives with my (our) Financial Professional, including that similar products with higher or lower Caps/Rates may be available through other broker-dealers. 11. I (We) understand and acknowledge that amounts payable under the Contract may be subject to a Withdrawal Charge and/or a Market Value Adjustment(s), if applicable, which may cause the values to decrease if withdrawn or annuitized prior to a specified date or dates as stated in the Contract. Any person who knowingly presents a false statement in an application for insurance may be guilty of a criminal offense and subject to penalties under state law.

Page 11 of 13 R3185 06/26ICC25 R310 Owner's Signature Date Signed (mm/dd/yyyy) State Where Signed Owner's Title (required if owned by an Entity) Date Signed (mm/dd/yyyy)Joint Owner's Signature Date Signed (mm/dd/yyyy) Date Signed (mm/dd/yyyy) Annuitant's Signature (if other than Owner) Joint Annuitant's Signature (if other than Joint Owner) Applicant Signatures State Where Signed Applicant Acknowledgments Check this box if the IRS has notified you that you are subject to backup withholding. U.S. Tax Certifications (continued from page 10) Not FDIC/NCUA Insured Not bank/CU guaranteed May lose value Not a deposit Not insured by any federal agency It is required for Good Order that all applicable parties to the Contract sign here. Required replacement form(s) must be signed on or before the application signature date. Under penalties of perjury, I certify that: 1. My Social Security Number or Tax ID Number shown on this application is my correct taxpayer identification number, 2. I am not subject to backup withholding (or if I am, I have checked the box below), 3. I am a U.S. citizen or other U.S. person (including a U.S. resident alien), and 4. I am exempt from Foreign Account Tax Compliance Act (FATCA) reporting. For items 3 and 4, if I am not a U.S. citizen, U.S. resident alien or other U.S. person, I am submitting the applicable IRS Form W-8 to certify my foreign status and, if applicable, claim treaty benefits. The Internal Revenue Service does not require your consent to any provision of this document other than the certifications to avoid backup withholding. 12. I (We) acknowledge and represent that I (we) have executed this application, and that my (our) signature(s) below (including my (our) electronic signature(s)) is (are) my (our) true and valid signature(s). I (We) further authorize Jackson to accept any electronic signature(s) that I (we) may make to this application. 13. I (We) understand that certain broker-dealers may limit the Contract Options and/or Add-On Benefits available under the Contract. I (We) have discussed these limitations with my (our) Financial Professional and have been provided with a list of Contract Options and Add-On Benefits currently available for election through my (our) broker-dealer. I (We) understand that any application including an election of a Contract Option or election of an Add-On Benefit not available through my (our) broker-dealer will not be accepted. I (We) understand that the Contract Options and/or Add-On Benefits not available through my (our) broker-dealer may be available through other broker-dealers.

Financial Professional Acknowledgments and Signature I did not use sales material(s) during the presentation of this Jackson product to the applicant. ICC25 R310 Page 12 of 13 R3185 06/26 Financial Professional Acknowledgments and Signature continued on page 13. I certify that: Complete this certification regarding sales material section only if: The applicant has other existing policies or annuity contracts AND Will be either terminating any of those existing policies or using the funds from existing policies to fund this new Contract. By signing this form, I certify that: 1. I am authorized and qualified to discuss the Contract herein applied for. 2. I have reviewed all of the applicant's information, and I believe that my recommendation to purchase this annuity is in line with the applicant's financial situation and investment needs, and meets the appropriate standard of care (i.e. suitability or best interest) based on the facts disclosed by said applicant. I also attest that I have provided the applicant with all pertinent information about the product, including disclosure of risks involved, allowing the applicant to make an educated and informed decision about this purchase. Based on my completion of the required general annuity and/or Jackson product training, I believe this transaction is suitable and in the best interest of the applicant given the applicant's financial situation and needs. 3. The applicable current Buffers, Caps/Rates and any other Index Adjustment Factors associated with this Contract have been presented and explained to the applicant(s). 4. I have not made statements that differ from this material nor have I made any promises about the expected future Index Account Option values of this Contract. 5. I have read Jackson's Position With Respect to the Acceptability of Replacements (XADV5790) and ensured that this replacement (if applicable) is consistent with that position. 6. The applicant's Statement Regarding Existing Policies or Annuity Contracts has been answered correctly to the best of my knowledge and belief. 7. The applicant's statement as to whether or not an existing life insurance policy or annuity contract is being replaced or changed is true and accurate to the best of my knowledge and belief. 8. I have discussed all applicable limitations to Contract Option and/or Add-On Benefit availability with the applicant and have provided the applicant with a list of Contract Options and Add-On Benefits currently available for election. 9. I have obtained prior approval from the soliciting broker-dealer to submit this application to Jackson. I used only Jackson-approved sales material(s), including electronically presented materials, during the presentation of this Jackson product to the applicant. In addition, copies of all approved sales material(s) used during the presentation were left with the applicant.

ICC25 R310 Page 13 of 13 R3185 06/26 Financial Professional # 1 Signature Date Signed (mm/dd/yyyy) First Name Middle Name Last Name Email Address (print clearly) Business Phone Number (incl. area code) Jackson Assigned ID Financial Professional # 2 Name Financial Professional # 3 Name Jackson Assigned ID Jackson Assigned ID Extension Financial Professional # 4 Name Jackson Assigned ID Financial Institution Financial Professional Acknowledgments and Signature (continued from page 12) If more than one Financial Professional is participating on this case, please provide the additional Financial Professional names and Jackson Assigned IDs. All Financial Professional certifications, licenses and trainings must be completed prior to application execution.